Exhibit 10.1

Technology Transfer Contract

Party A: Hainan Helpson Medical & Biotechnology Co., Ltd.

Party B: Chengdu Bonier Medical Technology Development Co., Ltd

Date of Contract: November 28, 2022

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Party A (Transferee): Hainan Helpson Medical & Biotechnology Co., Ltd.

Legal representative: Li Zhilin

Address: C09-2, Haikou Free Trade Zone

Party B (Transferor): Chengdu Bonier Medical Technology Development Co., Ltd

Legal representative: Kuang Nianyou

Address: No. 33, South Wuqing Road, Wuhou District, Chengdu

In this contract, Party B owns a technical invention and creation of an ophthalmic oxygen enriched atomization therapeutic apparatus, has obtained a utility model patent (the utility model patent number is ZL 2022 2 0394857.6) and applied for an invention patent at the same time. Party A receives the utility model patent right of the technical invention and the patent application right of the invention, and Party B provides relevant technical services. Both parties have reached the following agreement on the transfer of the new utility patent right and the patent application right for invention of this technology through equal consultation, based on the true and full expression of their own wishes, and in accordance with relevant laws and regulations, which shall be strictly observed by both parties.

Article 1 Project related information

1.1 Patent right of utility model

Patent No.:_ ZL 2022 2 0394857.6

Patentee:_ Liaoning Inspection and Testing Certification Center

Inventor/Designer: Li Hongjiang, Yan Xuejiao, Li Yuejia, Yao Yue, Yu Zhongyi

Patent authorization date: September 9, 2022

Term of Validity of Patent: September 9, 2032_

1.2 Right to apply for invention patent

Inventor/Designer: Li Hongjiang, Yan Xuejiao, Li Yuejia, Yao Yue, Yu Zhongyi

Patent applicant: Liaoning Inspection and Testing Certification Center

Patent application date: February 25, 2022

Patent application No.: 202210179869. 1.

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Article 2 Patent Status

2.1 Status of Party B’s implementation of the invention (time, place, method and scale): the invention has obtained the new utility patent license and applied for an invention patent. Party B has solved the implementation of the core technology and completed the prototype development that meets the patent requirements.

2.2 The condition (time, place, method and scale) that Party B permits others to use the invention creation: None.

Article 3 Main Obligations of Party B

3.1 Party B guarantees that it will sign any necessary documents and take any necessary actions according to Party A’s requirements to ensure the realization of the implementation of the new patent right and the transfer of the right to apply for invention patent.

3.2 Party B shall provide all technical data to the transferee within 30 days after the contract comes into effect.

3.3 Party B shall ensure that its patent application right does not infringe the legitimate rights and interests of any third party. If a third person accuses Party A of infringement, Party B shall be liable for breach of contract.

3.4 Party B or the third party designated by Party B shall provide Party A with technical services in Haikou, including but not limited to product research and development, writing of registration materials, registration application and other technical services. The service period is 10 years. Within one year after the signing of this contract, Party B shall complete the registration of Class II medical devices of “an ophthalmic oxygen enriched nebulizer” for Party A.

Article 4 Transfer fee, service fee and payment method

4.1 The transfer fee of the patent right of the utility model and the patent application right for invention is RMB 15 million. Within 10 days from the date of signing this contract, Party A, through its parent company China Pharma Holdings, Inc., issues shares worth RMB15 million to Party B at US$0.1349 per share;

4.2 The service fee for the patent right of the utility model and the patent application right for invention is: within 10 years after the product is listed, Party A shall pay 15% of the net profit of the product sales to Party B in cash annually. If the above invention patent application is not finally authorized, Party A does not need to pay 15% of the net profit of the product sales to Party B.

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Article 5 Confirmation by both parties

5.1 Party B shall be responsible for transferring all rights and obligations of its patent right and proprietary technology to Party A.

5.2 Party B has solved the implementation of core technology and completed the prototype manufacturing that meets the patent requirements.

5.3 Party B shall be responsible for completing all the declared technical documents and third party testing.

5.4 During the validity period of this contract, the new technical achievements made by Party A and Party B using the technical services provided by the other party shall be jointly owned by both parties.

5.5 During the validity period of this contract, Party A and Party B have the right to use the invention and creation involved in the patent application right delivered by the other party for subsequent improvement. The resulting new technical achievements with the characteristics of substantive or creative technological progress shall belong to each party and each party shall obtain benefits.

Article 6 Confidentiality

6.1 Party A and Party B shall abide by the following confidentiality obligations:

(1) Confidential content: all relevant information and data files of both parties during the transfer period and cooperation process;

(2) Scope of confidential personnel: relevant personnel directly or indirectly involved in the technology and information in this contract;

(3) Confidentiality period: 20 years;

6.2 Party A’s Responsibility for Disclosure

If Party A divulges secrets, it has no right to recover the technology transfer fee paid to Party B and bear the actual loss of Party B.

6.3 Party B’s Responsibility for Disclosure

If Party B divulges secrets, Party A has the right to require Party B to bear the actual losses.

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Article 7 Liability for breach of contract

7.1 If Party B fails to submit relevant materials according to the above time, place and requirements, it shall pay Party A penalty of 3/10000 every day.

7.2 If Party B violates Article 3 hereof, it shall pay Party A penalty of RMB1 million.

7.3 If Party A fails to perform its obligations in accordance with Article 4.2 of this Contract, it shall pay Party B penalty of 3/10000 per day.

Article 8 The change of this contract must be agreed by both parties through consultation and confirmed in writing. However, under any of the following circumstances, one party may request the other party to change its contractual rights and obligations, and the other party shall reply within 30 days; If no reply is given within the time limit, it shall be deemed that:

1. Major changes in national policies lead to major adjustments in project contents;

2. The research plan of this project is adjusted or changed;

3. Party B’s organization adjustment or project leader change;

4. Other force majeure.

Article 9 During the performance of this contract, Party A shall designate as the project contact person and contact information. Party B shall designate as the project contact person and contact information.

Article 10 Disputes arising from the performance of this Contract by both parties shall be settled through consultation and mediation. If negotiation or mediation fails, the case shall be submitted to Hainan International Arbitration Court for arbitration.

Article 11 For matters not covered in this contract, a supplementary agreement can be signed by both parties through consultation. The supplementary agreement has the same effect as this contract. In case of merger and acquisition, spin off, share transfer or restructuring of enterprises in the process of cooperation, the new company still has the obligation to perform this contract.

Article 11 This contract is made in quadruplicate, with each party holding two copies.

Article 12 This Contract shall come into force from the date of signing.

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Party A (seal): seal affixed

Legal representative/authorized person (signature):	/s/ Li Zhilin

Date: November 28, 2022

Party B (seal): seal affixed

Legal representative/authorized person (signature):	/s/ Kuang Nianyou

Date: November 28, 2022

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